UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SPEND LIFE WISELY FUNDS INVESTMENT TRUST

(Exact name of registrant as specified in its charter)

Delaware	See below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1845 Woodall Rodgers, Suite 1000, Dallas, TX	75201
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered	I.R.S. Employer Identification No.
Shares of beneficial interest, no par value, of:
Wisdom Short Duration Income ETF	NYSE Arca, Inc.	99-4694841

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-175328

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of Wisdom Short Duration Income ETF, a series of Spend Life Wisely Funds Investment Trust (the “Registrant”), is incorporated herein by reference to Post-Effective Amendment No. 64 to the Registrant’s registration statement on Form N-1A, filed with the Securities and Exchange Commission on October 31, 2025. Any form of supplement to the registration statement subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

1.	Registrant’s Certificate of Amendment to Certificate of Trust, incorporated herein by reference to Exhibit (a)(ii) to the Registrant’s Registration Statement on Form N-1A, as filed with the Securities and Exchange Commission on November 27, 2024.

2.	Registrant’s Agreement and Declaration of Trust, incorporated herein by reference to Exhibit (a)(i) to the Registrant’s Registration Statement on Form N-1A, as filed with the Securities and Exchange Commission on filed July 1, 2011.

3.	Registrant’s Amended and Restated By-Laws, incorporated herein by reference to Exhibit (b)(ii) to the Registrant’s Registration Statement on Form N-1A, as filed with the Securities and Exchange Commission on November 30, 2021.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SPEND LIFE WISELY FUNDS INVESTMENT TRUST
(Registrant)

Date: October 31, 2025

By: /s/ Wesley McDowell
Name: Wesley McDowell
Title: Secretary